UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

CHROMCRAFT REVINGTON, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, MAY 13, 2010
PROXY STATEMENT
GENERAL INFORMATION
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON MAY 13, 2010
VOTING SECURITIES
ITEM 1 — ELECTION OF DIRECTORS
ITEM 2 — RATIFICATION OF THE APPOINTMENT OF McGLADREY & PULLEN, LLP AS THE INDEPENDENT REGISTERD PUBLIC ACCOUNTING FIRM FOR THE COMPANY
STOCK OWNERSHIP INFORMATION
CORPORATE GOVERNANCE AND BOARD MATTERS
EXECUTIVE COMPENSATION
RELATED PARTY TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ANNUAL REPORT AND PROXY STATEMENT
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
DISCRETIONARY VOTING AND OTHER MATTERS

CHROMCRAFT REVINGTON, INC.
1330 Win Hentschel Boulevard, Suite 250
West Lafayette, Indiana 47906

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, MAY 13, 2010

To the Stockholders of Chromcraft Revington, Inc.:
     The annual meeting of stockholders of Chromcraft Revington, Inc. (the “Company”) will be held on Thursday, May 13, 2010 at 11:00 a.m., Eastern Daylight Savings Time, at the Renaissance Concourse Hotel — Atlanta Airport, One Hartsfield Centre Parkway, Atlanta, Georgia 30354 for the following purposes:
1.	To elect five directors of the Company, each of whom will serve a term expiring at the 2011 annual meeting of stockholders and until his successor is duly elected and qualified.

2.	To ratify the appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2010.

3.	To transact such other business that may properly come before the annual meeting of stockholders and any adjournments or postponements of the meeting.
     The Board of Directors has fixed the close of business on March 24, 2010 as the record date for determining stockholders entitled to notice of and to vote at the annual meeting of stockholders.
     Whether or not you plan to attend the annual meeting, you are urged to complete, date and sign the enclosed proxy and return it promptly in the postage prepaid envelope provided so that your shares are represented and voted at the annual meeting.
By Order of the Board of Directors,
Myron D. Hamas
Vice President-Finance
and Secretary
April 16, 2010

CHROMCRAFT REVINGTON, INC.
1330 Win Hentschel Boulevard, Suite 250
West Lafayette, Indiana 47906

PROXY STATEMENT

GENERAL INFORMATION
     This proxy statement is furnished to the stockholders of Chromcraft Revington, Inc. (“Company,” “we,” “us” or “our”) in connection with the solicitation by our Board of Directors of proxies to be voted at our annual meeting of stockholders to be held on Thursday, May 13, 2010 at 11:00 a.m., Eastern Daylight Savings Time, at the Renaissance Concourse Hotel — Atlanta Airport, One Hartsfield Centre Parkway, Atlanta, Georgia 30354, and at any adjournments or postponements of the meeting. This proxy statement and accompanying form of proxy were first mailed to our stockholders on or about April 16, 2010.
     We will pay the costs of soliciting proxies to be voted at our annual meeting. In addition to use of the mail, proxies may be solicited personally or by telephone, electronic mail or overnight delivery service by our directors, officers and certain employees who will not be specially compensated for any solicitation. We also will request brokerage firms, banks, custodians and other nominees to forward the proxy solicitation materials relating to the annual meeting to the beneficial owners of common stock and will reimburse these institutions for the cost of forwarding the materials.
     Any stockholder giving a proxy has the right to revoke it at any time before the proxy is voted. You may revoke your proxy by providing written notice delivered to the Secretary of the Company, by executing and delivering to us a proxy having a later date or by attending the annual meeting and voting in person.
     The shares represented by proxies that we receive will be voted as instructed. If we receive signed proxies without specific instructions marked on them, these proxies will be voted as follows:
•	FOR the election as directors of the five persons named as nominees in this proxy statement, each of whom will serve for a term expiring at the 2011 annual meeting of stockholders and until his successor is duly elected and qualified; and

•	FOR the ratification of the appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2010.
     If for any reason any director nominee named in this proxy statement becomes unable or unwilling to serve, the persons named as proxies in the accompanying form of proxy will have authority to vote for a substitute nominee should our Board of Directors determine to nominate another person. The accompanying form of proxy also gives discretionary authority to the persons named as proxies to vote in accordance with the directions of our Board of Directors on any other matters that may properly come before the annual meeting. The persons named as proxies intend to vote with respect to such other matters, if any, in accordance with the directions of our Board of Directors.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE STOCKHOLDERS MEETING TO BE HELD ON MAY 13, 2010
     This proxy statement, a form of proxy and our 2009 annual report are available at http://materials.proxyvote.com/171117.
     If you desire to obtain directions to our annual meeting, please contact Mr. Myron D. Hamas, Corporate Secretary, at (765) 807-2640.
VOTING SECURITIES
     We have one class of capital stock outstanding, which consists of our common stock. Our Board of Directors fixed the close of business on March 24, 2010 as the record date (the “Record Date”) for determining our stockholders entitled to notice of and to vote at our annual meeting of stockholders and any adjournments or postponements of the meeting. On the Record Date, we had 6,128,769 shares of common stock outstanding and entitled to vote. We have no other shares outstanding that are entitled to vote.
     Each share of our common stock is entitled to one vote, exercisable in person or by proxy. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock is necessary to constitute a quorum in order for business to be conducted at the annual meeting. Shares voting, abstaining or withholding authority to vote on any matter at the annual meeting will be counted as present for purposes of determining a quorum. Assuming a quorum is present at the annual meeting, the election of directors will be determined by a plurality of the votes cast. The ratification of the appointment of McGladrey & Pullen, LLP and the approval of any other matters that may properly come before the meeting will be approved by the affirmative vote of the holders of at least a majority of the shares present, in person or by proxy, at the annual meeting.
     Abstentions and instructions on the accompanying proxy to withhold authority to vote for one or more of the director nominees will result in those nominees receiving fewer votes in favor of their election. In counting the votes with respect to the ratification of the appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm for the Company and any other matters that may properly come before the annual meeting, abstentions will have the same effect as votes against the matter.
     If you own your shares through a broker and you do not provide your broker with specific voting instructions, your broker may vote your shares at its discretion on certain routine matters, but not on non-routine matters. The ratification of the appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm for the Company is considered a routine matter as to which your broker will be permitted to vote your shares. However, the election of directors is considered a non-routine matter as to which your broker may not be able to vote your shares absent your instructions. We refer to this as a “broker non-vote.” Shares that are the subject of a broker non-vote will be counted as present for purposes of determining a quorum but are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved a matter. Please be sure to give specific voting instructions to your broker so that your vote can be counted.
     If you are a participant in the Employee Stock Ownership Plan component (“ESOP”) of our Employee Stock Ownership and Savings Plan, you will receive a voting instruction card to use to provide voting instructions to Reliance Trust Company, the trustee for the ESOP, for the shares allocated to your account under the ESOP as of the Record Date. Your voting instructions to the trustee should be completed, dated, signed and returned in the envelope provided by May 7, 2010. Please do not return your voting instructions to the Company. Your voting instructions relating to the shares allocated to your ESOP account will be kept confidential by the ESOP trustee and will not be disclosed to any of our directors, officers or employees.
     Unless the terms of the ESOP or the fiduciary duties of the ESOP trustee require otherwise, the trustee will vote (i) the shares allocated to your account under the ESOP in accordance with your instructions received by the trustee in a timely manner, and (ii) the shares that have not been allocated to participants’ accounts in accordance with the directions of the Benefit Plans Administrative Committee of the Company (the “Benefits Committee”). If you do not return your voting instruction card in a timely manner or if you return the voting instruction card unsigned or without indicating how you desire to vote the shares allocated to your ESOP account, the Benefits Committee will direct the ESOP trustee how to vote the shares allocated to your account.
     If you are a participant in the 401(k) component (“Savings Plan”) of our Employee Stock Ownership and Savings Plan, you will receive a voting instruction card to use to provide voting instructions to T. Rowe Price Trust Company, Inc., the trustee for the Savings Plan, for the shares credited to your account under the Savings Plan as of the Record Date. Your voting instructions to the trustee should be completed, dated, signed and returned in the envelope provided by May 7, 2010. Please do not return your voting instructions to the Company. Your voting instructions relating to the shares credited to your Savings Plan account will be kept confidential by the Savings Plan trustee and will not be disclosed to any of our directors, officers or employees.
     Unless the terms of the Savings Plan or the fiduciary duties of the Savings Plan trustee require otherwise, the trustee will vote the shares credited to your account under the Savings Plan in accordance with your instructions received by the trustee in a timely manner. If you do not return your voting instruction card in a timely manner or if your voting instruction card is returned unsigned or without indicating how you desire to vote, the Benefits Committee will direct the Savings Plan trustee how to vote the shares credited to your account.
     The Benefits Committee is comprised of two members, namely Ronald H. Butler, who is our Chairman and Chief Executive Officer, and Myron D. Hamas, who is our Vice President-Finance. The members of the Benefits Committee are appointed by the Board of Directors and may be changed by the Board at any time.
ITEM 1 — ELECTION OF DIRECTORS
     The first item of business to be acted upon at the annual meeting of stockholders will be the election of five directors of our Company, each of whom will serve a term expiring at the 2011 annual meeting of stockholders and until his successor is duly elected and qualified.
     The Nominating and Corporate Governance Committee has recommended to our Board of Directors that each of the director nominees named below be nominated to serve as a director of our Company. Our Board of Directors has accepted the recommendation of the Nominating and Corporate Governance Committee and has nominated these individuals to serve as directors of our Company. Except for Mr. Butler, who is our Chairman and Chief Executive Officer, each of these nominees is independent under the independence criteria for directors and board committee members adopted by the NYSE Amex.
     The persons named on the enclosed proxy intend to vote each proxy, if properly signed and returned, FOR the election of each of the five director nominees named below, unless indicated on the proxy that the stockholder’s vote should be withheld from any or all of the nominees. We expect each nominee named in this proxy statement to be able to serve as a director if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees should our Board of Directors determine to nominate other persons.
     All director nominees named below have consented to be named in this proxy statement and to serve if elected. There are no family relationships among any of our directors or executive officers.
     Set forth below is certain information about each of our director nominees. In addition to each of our nominees satisfying our general director qualifications, we have included other attributes as to why they have been nominated to serve as directors.
Our Board of Directors unanimously recommends voting FOR the election as directors of each of the nominees named below.
     Ronald H. Butler, age 60, is our Chairman and Chief Executive Officer. Mr. Butler began serving in these positions on July 1, 2008. From 2004 to July, 2008, Mr. Butler served as President and Chief Executive Officer of Pet Resorts, Inc., a privately-held company that builds premium pet boarding, daycare, pet training and grooming facilities. Previously, Mr. Butler served as the Chief Executive Officer of Three Dog Bakery, Inc., a manufacturer of pet foods. Mr. Butler has held senior management positions at various companies, including PETsMART and Payless Cashways, Inc. Prior to becoming Chairman and Chief Executive Officer of the Company, Mr. Butler served as our lead independent director and as a member of the Board’s Compensation Committee, which he chaired. He has served as a director of our Company since 2004.
     Mr. Butler’s significant chief executive, senior management and operational experience at other companies, as well as his knowledge of the furniture industry and the markets in which we operate, provide our Board of Directors with essential insights into our operations, opportunities and challenges and also allow us to better develop and execute our corporate strategies. His responsibilities for sales and marketing functions in his previous positions are important to us as we strive to grow sales at the Company.
     David L. Kolb, age 71, served as the Chairman of the Board of Directors of Mohawk Industries, Inc. from 1988 until his retirement in 2004 and as Chief Executive Officer from 1988 until 2000. Mohawk Industries is a producer of floor covering products for residential and commercial applications in the United States, Mexico and Europe. From 1980 until 1988, Mr. Kolb served as the President of Mohawk Carpet Corporation. Mr. Kolb currently serves as a director of Mohawk Industries and Aaron’s, Inc. (formerly, Aaron Rents, Inc.). Aaron’s, Inc. is a specialty retailer of consumer electronics, computers, residential and office furniture, household appliances and accessories. Mr. Kolb also served as a director of Paxar Corporation from 2002 until it was acquired by Avery Dennison Corporation in 2007. Paxar Corporation was a provider of brand development, information services and supply chain logistics to retailers and apparel manufacturers. In addition, Mr. Kolb is a trustee of the Schenck School and Mount Vernon Presbyterian School. Mr. Kolb is a member of our Compensation Committee, which he chairs, and the Audit and Nominating and Corporate Governance Committees. He has served as a director of our Company since 1992.
     Mr. Kolb’s chief executive and board experience at a Fortune 500 company are critical resources for us, as is his experience with compensation related matters. In addition, Mr. Kolb has a long history of familiarity with our products and distribution methods because Mohawk Industries’ principal products are sold in an industry that is complementary to the Company’s with product distribution primarily through independent retail channels, which is similar to the Company’s distribution model.

     Larry P. Kunz, age 75, served as the President and Chief Operating Officer of Payless Cashways, Inc., a retailer of building materials and home improvement products, from 1986 until his retirement in 1993. Mr. Kunz is a member of the Nominating and Corporate Governance Committee, which he chairs, and the Audit and Compensation Committees. He has served as a director of our Company since 1992.
     Mr. Kunz’s senior executive experience, as well as his long tenure in the consumer products industry, allow him to make essential contributions to our Board of Directors. Mr. Kunz has served on several other public company boards and provides a keen understanding of strategic versus operational issues that assists the directors in keeping Board discussions at the appropriate level.
     Theodore L. Mullett, age 68, has been a management consultant since 1998. From 1965 until his retirement in 1998, Mr. Mullett was a certified public accountant with KPMG LLP and was a partner with that firm from 1973 until 1998. Mr. Mullett is a member of the Board’s Audit Committee, which he chairs, and the Compensation and Nominating and Corporate Governance Committees. He has served as a director of our Company since 2002.
     Mr. Mullett’s ability to serve as the chair of our Audit Committee based on his current and past financial and accounting experience is among the reasons he serves as a member of our Board of Directors. While at KPMG, Mr. Mullett served as the audit partner for a number of public companies in the financial services and manufacturing industries. In addition, his active management consulting engagements and general business skills provide us with important input and guidance on topics other than accounting matters.
     John D. Swift, age 68, served as the Vice President-Finance and Chief Financial Officer of Mohawk Industries, Inc. from 1987 until his retirement in 2004. Mohawk Industries is a producer of floor covering products for residential and commercial applications in the United States, Mexico and Europe. Earlier in his career, he held various finance and accounting positions at General Electric Company and Firestone Tire and Rubber Company. Mr. Swift is a member of the Board’s Audit, Compensation and Nominating and Corporate Governance Committees. He has served as a director of our Company since 2005.
     Mr. Swift’s experience as the chief financial officer for almost 20 years at a Fortune 500 company provides us with integral input on financial and accounting matters and provides us with additional resources for our Audit Committee. In addition, his experience as a member of the senior management team at Mohawk Industries and his prior management positions at other large public companies provide us with important general business and management insights.
ITEM 2 — RATIFICATION OF THE APPOINTMENT
OF McGLADREY & PULLEN, LLP AS THE INDEPENDENT
REGISTERD PUBLIC ACCOUNTING FIRM FOR THE COMPANY
     The second item of business to be acted upon at the annual meeting of stockholders will be the ratification of the appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2010. Although ratification by stockholders is not required, the Board of Directors has determined to seek ratification from stockholders of the Audit Committee’s appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm.
     In the event the appointment of McGladrey & Pullen, LLP is not ratified by the stockholders, the Audit Committee will consider the appointment of another independent auditor for the year ending December 31, 2010. However, if the appointment is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if the Committee believes such a change would be appropriate.
     The persons named on the enclosed proxy intend to vote each proxy, if properly signed and returned, FOR the ratification of McGladrey & Pullen, LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2010, unless indicated otherwise on the stockholder’s proxy.
Our Board of Directors unanimously recommends voting FOR the ratification of the appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm for the Company.
STOCK OWNERSHIP INFORMATION
Owners of More than Five Percent of Common Stock
     The stockholders listed in the following table are known by management to beneficially own more than 5% of the outstanding shares of our common stock as of the Record Date.

Name and Address	Number of Shares	Percent of
of Beneficial Owner	Beneficially Owned	Common Stock (1)
Chromcraft Revington Employee Stock Ownership Plan Trust (2) 1330 Win Hentschel Boulevard West Lafayette, Indiana 47906	1,708,085	27.9%

Aldebaran Capital, LLC and Kenneth R. Skarbeck (3) 10293 North Meridian Street, Ste. 100 Indianapolis, Indiana 46290	472,943	7.7%

(1)	Percentages are based on 6,128,769 shares of our common stock outstanding on the Record Date.

(2)	Unless the trust or the fiduciary duties of the trustee require otherwise, the trustee of the ESOP trust will vote (i) the shares allocated to participants’ accounts under the ESOP in accordance with the instructions received in a timely manner from participants, and (ii) the shares that have not been allocated to participants’ accounts in accordance with the directions of the Benefits Committee. Any shares allocated to a participant’s account for which the trustee has not received voting instructions in a timely or proper manner will be voted by the trustee in accordance with the directions of the Benefits Committee. The Benefits Committee consists of Ronald H. Butler, our Chairman and Chief Executive Officer, and Myron D. Hamas, our Vice President-Finance. The members of the Benefits Committee are appointed by the Board of Directors and may be changed by the Board at any time.

(3)	Based solely on information provided by Aldebaran Capital, LLC in a Schedule 13D filed with the Securities and Exchange Commission on October 29, 2008. Included as reporting persons in the Schedule 13D are Aldebaran Capital, LLC and Kenneth R. Skarbeck, the managing member of Aldebaran Capital, LLC. The Schedule 13D indicates that the reporting persons have shared power to dispose of all shares beneficially owned and that the reporting persons expressly disclaim beneficial ownership of these securities.

Stock Ownership of Directors and Executive Officers
     The following table shows the number of shares of our common stock beneficially owned as of the Record Date by each of our directors and our Named Executive Officers, as well as the number of shares beneficially owned by all directors and executive officers as a group.

	Number of Shares	Percent of
Name of Person	Beneficially Owned (1)	Common Stock (2)
Ronald H. Butler	20,600	*
David L. Kolb	31,540	*
Larry P. Kunz	24,240	*
Theodore L. Mullett	32,740	*

John D. Swift	14,040	*
E. Michael Hanna	2,388	*
William B. Massengill	21,715	*
Directors, Named Executive Officers and Other Executive Officers as a Group (9 Persons)	150,102	2.4%

*	Represents less than 1% of the outstanding common stock of our Company.

(1)	Includes 75,064 shares which certain directors and executive officers have the right to acquire pursuant to stock options exercisable within sixty days of the Record Date as follows: Mr. Butler, 12,500; Mr. Kolb, 12,500; Mr. Kunz, 12,500; Mr. Massengill, 10,064; Mr. Mullett, 17,500; and Mr. Swift, 10,000. Also includes 640 shares of restricted common stock issued to each of our non-employee directors under the Directors’ Stock Plan that will vest on the day before the 2010 annual meeting of stockholders. All of the stock options are vested and presently exercisable but had exercise prices above the closing price of our common stock on December 31, 2009.

(2)	Percentages are based on 6,128,769 shares of our common stock outstanding on the Record Date plus outstanding options exercisable within 60 days.
Section 16(a) Beneficial Ownership Reporting Compliance
     Under the federal securities laws, our directors and executive officers, and any persons beneficially owning more than 10% of our common stock, are required to report their initial ownership of our common stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established by the Securities and Exchange Commission, and we are required to disclose in this proxy statement any failure to file timely the required reports. The Company believes that all Section 16(a) filing requirements were met for 2009, with the exception of James M. La Neve, who is one of our executive officers and who filed a late Form 3 upon becoming an executive officer of the Company, and Theodore L. Mullett, who is one of our directors and who filed two late Form 4s relating to a gift of 800 shares of Company stock in 2008 and the purchase of 2,000 shares of Company stock in 2009. In making this disclosure, we have relied solely upon written representations of our directors and executive officers and copies of reports that those persons have filed with the Securities and Exchange Commission and provided to us.

CORPORATE GOVERNANCE AND BOARD MATTERS
Independence
     Our Board of Directors has determined that each of the directors who served during 2009, including those standing for re-election at the 2010 annual meeting, with the exception of Mr. Butler, has no relationship with us that would interfere with the exercise of his independent judgment in carrying out his responsibilities as a director and, accordingly, is independent under our director independence standards. Our director independence standards are the same as the director independence criteria adopted by the NYSE Amex as set forth in Section 803 of the NYSE Amex Company Guide. Mr. Butler is not independent because he serves as our Chairman and Chief Executive Officer.
Transactions with Related Persons
     Our Board of Directors has adopted a Code of Ethics applicable to our chief executive officer and senior financial managers, a Code of Business Conduct and Ethics applicable to our directors, officers and employees and a set of Corporate Governance Guidelines. Copies of these items are available, without charge, upon making a request in writing to Mr. Myron D. Hamas, Corporate Secretary, Chromcraft Revington, Inc., 1330 Win Hentschel Boulevard, Suite 250, West Lafayette, Indiana 47906, or by telephone at (765) 807-2640.
     We do not allow our directors, officers or employees to be involved in transactions with us or one of our subsidiaries where the director, officer or employee (or a relative) has a direct financial interest or will receive a personal benefit, unless a waiver of this policy is first granted. Our Board of Directors has the responsibility to review and grant waivers of transactions involving any of our directors or executive officers. Our Chief Executive Officer has the responsibility to review and grant waivers of transactions involving any of our non-executive employees. No waivers were requested in 2008 or 2009.
Board Committees
     Our Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The members of each of the committees consist solely of outside directors who satisfy the independence requirements for Board committee membership under the criteria adopted by the NYSE Amex.
     Audit Committee. The members of the Audit Committee are Messrs. Mullett (Chairman), Kolb, Kunz and Swift, and our Board of Directors has determined that each of these individuals is an audit committee financial expert as defined by the Securities and Exchange Commission. This committee held seven meetings in 2009. As specified in its charter, the Audit Committee’s primary objectives are to assist the Board of Directors in its oversight of (i) the integrity of our financial statements, (ii) the qualifications and independence of our independent registered public accounting firm, (iii) the performance of our internal audit function, and (iv) our compliance with certain applicable legal and regulatory requirements. The Audit Committee’s charter is available online at http://www.chromcraft-revington.com/cr_invest.cfm or upon request to our Corporate Secretary.
     In addition, among other responsibilities, the Audit Committee appoints, oversees the performance of and approves the fees of our independent registered public accounting firm; reviews and discusses with management and the independent registered public accounting firm our annual audited and quarterly financial statements; reviews with management and the independent registered public accounting firm the adequacy and effectiveness of our internal controls; discusses with management our major financial risk exposures; assures that we maintain an internal audit function; reviews and recommends any changes to our Code of Ethics applicable to our Chief Executive Officer and senior financial managers; annually reviews the Audit Committee’s charter and evaluates the Committee’s performance; and prepares the Audit Committee report for inclusion in our annual meeting proxy statement.
     The report of the Audit Committee is included in this proxy statement beginning on page 23.
     Compensation Committee. The members of the Compensation Committee are Messrs. Kolb (Chairman), Kunz, Mullett and Swift. This committee held five meetings in 2009. As specified in its charter, the Compensation Committee’s primary objective is to assist our Board of Directors in fulfilling its responsibilities relating to the compensation of our executive officers. The Compensation Committee’s charter is available online at http://www.chromcraft-revington.com/cr_invest.cfm or upon request to our Corporate Secretary.
     In addition, among other responsibilities, the Compensation Committee determines the compensation of our Chief Executive Officer and, based on the recommendation of our CEO, our other executive officers; reviews and approves the goals and objectives relevant to compensation of our Chief Executive Officer; develops the philosophies, policies and practices relating to compensation and benefits for the executive management of our Company and its subsidiaries; administers our stock plan for directors; administers our executive incentive plan; reviews and makes recommendations to our Board of Directors regarding any employment agreements for executive management of our Company and its subsidiaries; reviews and makes recommendations to our Board of Directors regarding director compensation; and annually reviews the Compensation Committee’s charter and evaluates the Committee’s performance.
     Nominating and Corporate Governance Committee. The members of the Nominating and Corporate Governance Committee are Messrs. Kunz (Chairman), Kolb, Mullett and Swift. This committee met six times in 2009. As specified in its charter, the primary objectives of the Nominating and Corporate Governance Committee are to assist our Board of Directors by (i) identifying individuals who are qualified to serve as directors of our Company, (ii) recommending to our Board the director nominees for election at each annual meeting of stockholders, (iii) recommending to our Board any matters relating to the structure, authority and membership of the Board’s committees, and (iv) overseeing the evaluation process of our Board of Directors and our Board committees. The Nominating and Corporate Governance Committee’s charter is available online at http://www.chromcraft-revington.com/cr_invest.cfm or upon request to our Corporate Secretary.
     In addition, among other responsibilities, the Nominating and Corporate Governance Committee reviews possible candidates for election to our Board of Directors; determines the qualifications that the Committee will consider when evaluating potential director nominees; reviews and recommends to our Board of Directors any changes in our Code of Business Conduct and Ethics for our directors, officers and employees and our Corporate Governance Guidelines; and annually reviews the Nominating and Corporate Governance Committee’s charter and evaluates the Committee’s performance.
Board Meeting Attendance
     Our Board of Directors held eleven meetings during 2009. Each director attended at least 75% of the aggregate of the total number of meetings of our Board of Directors and of the Board committees of which he is a member.

Director Compensation
     The Compensation Committee periodically reviews and makes recommendations to our Board of Directors regarding the compensation that we pay to our directors. Our Board decides the compensation paid to our directors taking into account the Compensation Committee’s recommendations.
     Effective January 1, 2010, directors who are not employees of our Company are paid an annual retainer of $25,000 and receive an annual award under our Directors’ Stock Plan of shares of restricted common stock of the Company having a market value of $14,000. The non-employee directors have determined to use one-half of their annual retainer (or $12,500) to purchase shares of Company common stock in the open market during 2010. The number of shares of restricted common stock to be awarded under the Directors’ Stock Plan is based on the average of the high and low price of the Company’s common stock, as reported by the NYSE Amex, on the day following the date of the annual meeting of stockholders at which the director is elected.
     Non-employee directors also receive a fee of $750 for each in-person meeting of the Board of Directors and $500 for each in-person Board committee meeting. After the first 10 telephonic meetings (whether Board or Board committee meetings) have occurred during the year, non-employee directors will receive $375 for each telephonic meeting of the Board and $250 for each telephonic Board committee meeting.
     In addition, the following annual retainers are paid to Board committee chairs:

Audit Committee Chair	$7,000
Compensation Committee Chair	$4,000
Nominating and Corporate Governance Committee Chair	$4,000
     Our presiding independent director does not receive any additional compensation for serving in this position.
     Non-employee directors also are reimbursed for their expenses incurred while traveling on behalf of the Company. A director who also is an employee of our Company does not receive a retainer or director or committee fees for his service on the Board of Directors but is reimbursed for his expenses incurred while traveling on behalf of the Company.
     Directors who are not employees of our Company are eligible to participate in our Directors’ Stock Plan. Under this plan, our directors receive upon initial appointment or election to our Board of Directors either 3,000 shares of restricted common stock or an option to purchase 10,000 shares of our common stock. Upon re-election to the Board, our directors receive an automatic grant of shares of restricted common stock having a market value of $14,000. Stock options vest and are exercisable immediately upon grant and have an exercise price of not less than 100% of the fair market value of the underlying shares on the grant date. Restricted stock vests on the day immediately preceding the next annual meeting of stockholders following the grant of the shares.
     In 2009, Messrs. Kolb, Kunz, Mullett and Swift each received an award of 640 shares of restricted common stock under the Directors’ Stock Plan. Messrs. John R. Hesse and Craig R. Stokely served as directors of the Company in 2009 and were also awarded 640 shares each of restricted common stock under the Directors’ Stock Plan. However, Messrs. Hesse and Stokely retired as directors effective

December 31, 2009 and, therefore, forfeited the 640 shares of restricted common stock awarded to each of them in 2009. Under the Directors’ Stock Plan, 65,000 stock options are currently outstanding and 60,640 shares remain available for future awards under this plan.
     The following table sets forth certain information concerning the compensation that we paid in 2009 to our current directors and two former directors who retired on December 31, 2009.

					Nonquali-
					fied
					Deferred
	Fees Earned			Non-Equity	Compen-	All Other
	or Paid	Stock	Option	Incentive Plan	sation	Compen-
	in Cash	Awards	Awards	Compensation	Earnings	sation	Total
Name	($)	($) (1)	($)	($)	($)	($)	($)

Ronald H. Butler (2)	$-0-	$-0-	-0-	-0-	-0-	-0-	$-0-
John R. Hesse (3)	30,400	-0- (4)	-0-	-0-	-0-	-0-	30,400
David L. Kolb	32,400	435	-0-	-0-	-0-	-0-	32,835
Larry P. Kunz	32,400	435	-0-	-0-	-0-	-0-	32,835
Theodore L. Mullett	35,000	435	-0-	-0-	-0-	-0-	35,435
Craig R. Stokely (3)	28,600	-0- (4)	-0-	-0-	-0-	-0-	28,600
John D. Swift	31,600	435	-0-	-0-	-0-	-0-	32,035

(1)	The amounts shown represent the grant date fair value computed in accordance with FASB ASC Topic 718 for restricted stock awards. We believe it is probable that restricted stock grants to our non-employee directors will vest and, as a result, compensation expense was calculated under the assumption there will be no forfeitures. A discussion of the assumptions used to value the restricted stock awards is included in Note 13 (Stock-Based Compensation) to our consolidated financial statements in our Form 10-K for the year ended December 31, 2009.

(2)	Mr. Butler is employed as our Chairman and Chief Executive Officer and, as such, is not entitled to any director’s fees, stock awards or other compensation for his services as a director of our Company in addition to the compensation that he receives in his capacity as our Chief Executive Officer.

(3)	Messrs. Hesse and Stokely retired from our Board of Directors effective December 31, 2009.

(4)	Due to their retirement on December 31, 2009, Messrs. Hesse and Stokely each forfeited 640 shares of restricted stock that were granted to each of our non-employee directors on May 22, 2009.
Board Leadership Structure and Presiding Independent Director
     Our Board of Directors regularly reviews and assesses the effectiveness of our leadership structure and will implement any changes as it deems appropriate. Our current leadership structure is comprised of a five-member Board of Directors consisting of four directors, each of whom is independent under the requirements of the NYSE Amex, and our Chairman of the Board, who also is our Chief Executive Officer. In addition, one of our independent directors also serves as the presiding independent director on a rotating basis. An independent director serves as the presiding independent director beginning at the conclusion of an in-person Board meeting until the conclusion of the next in-person

Board meeting. As of the date of this proxy statement, Mr. Kunz is serving as our presiding independent director. We believe that this leadership structure ensures appropriate and effective corporate governance for the Company.
     In addition to our corporate governance guidelines, we have established formal responsibilities for our presiding independent director. The primary responsibilities of the presiding independent director are to coordinate the activities of the independent directors and to serve as a liaison between the Chief Executive Officer and the other independent directors. The presiding independent director’s additional responsibilities include, among other things, to (i) ensure that independent directors have adequate opportunities to meet and discuss issues in executive sessions without management present; (ii) develop the agendas for and serve as chairman of the executive sessions of the independent directors; (iii) ensure the independent directors have adequate resources, especially by way of full, timely and relevant information and access to internal personnel and external advisors of the Company, at each executive session of the independent directors; (iv) develop and maintain a list of action items resulting from each executive session of the independent directors and provide a progress report with respect to this list at each meeting of the Board of Directors and each executive session of the independent directors; (v) ensure an appropriate independent director conducts an exit interview with departing senior executives of the Company; (vi) ensure a proper transition of information and updates to the successor presiding independent director; and (vii) perform such other duties as the independent directors of the Board of Directors may from time to time delegate.
     We believe that the separate responsibilities of, and coordination between, our Chairman and Chief Executive Officer and our presiding independent director enhances our Board of Directors’ oversight of communications with our shareholders and is an effective leadership structure for our circumstances. Our Board of Directors believes that our Chief Executive Officer is best situated to serve as our Chairman of the Board because he is the director most familiar with the Company’s business, industry and markets, and most capable of effectively identifying strategic priorities and implementing our strategic plan. Having a single person serve as the Chairman of the Board and Chief Executive Officer provides for effective communication between our Board and management and ensures that all relevant matters concerning the implementation of our strategic plan and the performance and operations of the Company are appropriately brought to the attention of the full Board. Additionally, our presiding independent director is responsible for coordinating with the Chairman and Chief Executive Officer to ensure all matters important to the independent directors are brought to their attention and appropriately addressed.
     An added benefit of having our Chairman of the Board serve as our Chief Executive Officer is that this provides us with an opportunity for effective and orderly succession planning by allowing us to have a President should the Board of Directors determine to fill this position.
     We recognize that no single leadership model is right for all companies and at all times. Our Board recognizes that, depending on the circumstances, other leadership models, such as separating the Chairman of the Board and Chief Executive Officer positions, might be appropriate at some point and our Board of Directors periodically reviews its leadership structure in this regard.
Risk Oversight
     Our Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s financial results, operations and liquidity, as well as the risks associated with each. The Audit Committee oversees management of the Company’s financial risks, including the oversight of our internal audit function and potential conflicts of interest. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board of Directors. While each committee is responsible for evaluating certain risks and overseeing the management of these risks, the entire Board of Directors is regularly informed through committee reports about such risks.
Executive Sessions of the Board of Directors
     Executive sessions of our Board of Directors are those at which only non-employee directors are present. Our independent directors hold an executive session in connection with each in-person Board meeting and meet in executive session at other times on an as-needed basis. There were four executive sessions of our Board of Directors in 2009. Our presiding independent director and any non-employee director can request that an executive session of the Board be scheduled.
Consideration of Director Candidates
     Role of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee makes a recommendation to our Board of Directors each year of individuals to be nominated for election as directors at our annual meeting of stockholders. In the event vacancies occur on our Board during the year, the Committee also may make recommendations of persons to fill these vacancies. After considering the Nominating and Corporate Governance Committee’s recommendations, our Board of Directors ultimately determines the director nominations or the appointments to fill vacancies.
     The Nominating and Corporate Governance Committee will consider candidates for Board membership suggested by the Committee’s members, by other members of our Board of Directors and by our stockholders. For existing directors to be nominated for re-election at an annual meeting, the Nominating and Corporate Governance Committee will consider the director’s performance on the Board, his attendance record at Board and committee meetings, the needs of our Company and the ability of the director to continue to satisfy our established director qualifications.
     With respect to new members of the Board, the Nominating and Corporate Governance Committee will consider the needs of our Company as well as whether the director satisfies the Committee’s established director qualifications. When the Committee determines a need exists, the Committee will recommend new directors to replace existing directors who do not seek re-election, to add new members to our Board of Directors in the event the size of our Board is increased or to fill vacancies. In the case of new directors, after the Committee has identified a prospective director nominee and has conducted an initial evaluation of the candidate, the Committee will interview the candidate. If the Committee believes the candidate would be an appropriate addition to our Board of Directors, it will recommend to the full Board that the individual be considered for a director position. Our Board of Directors then determines whether to nominate the person for election at an annual meeting of stockholders or be appointed to fill a vacancy on the Board.
     Suggestions by Stockholders. The Nominating and Corporate Governance Committee will consider suggestions by our stockholders of individuals to serve on our Board of Directors in connection with the Committee’s recommendations to the full Board of Directors of director nominees for election at the annual meeting. Director candidates suggested by a stockholder will be considered by the Nominating and Corporate Governance Committee in a manner similar to the way that candidates suggested by a Committee member or by a member of our Board of Directors are considered.

     Any stockholder desiring to make a suggestion to the Nominating and Corporate Governance Committee of a possible director nominee should submit to the Committee the candidate’s name and address; a statement of the candidate’s business experience; an identification of other boards of directors and board committees on which the candidate serves; a statement indicating any relationship between the candidate and our Company, any customer, supplier or competitor of our Company or the stockholder making the suggestion; a statement that the candidate would be willing to serve if nominated and elected; an evaluation of the candidate in light of the Committee’s established director qualifications; and any other information requested by the Committee. These suggestions should be made in writing and received no later than October 31, 2010 by the Chairman of our Nominating and Corporate Governance Committee at the following address:
Chair, Nominating and Corporate Governance Committee
Chromcraft Revington, Inc.
1330 Win Hentschel Boulevard, Suite 250
West Lafayette, Indiana 47906
     Stockholders also may nominate individuals for election as directors at any annual meeting of stockholders in addition to making suggestions to the Nominating and Corporate Governance Committee as provided above. To make such a nomination, a stockholder must comply with the procedures set forth in Article IX of our By-Laws. These procedures are summarized under the heading “STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS” beginning on page 26 of this proxy statement.
     Qualifications of Directors. When evaluating a prospective director nominee, the Nominating and Corporate Governance Committee will consider, among other matters, the following qualifications of the nominee:
•	level of integrity;

•	ability to make sound decisions and to exercise appropriate business judgment;

•	overall business experience;

•	knowledge of our industry;

•	ability to devote sufficient time and attention to the performance of his duties as a director;

•	independence from our Company and our customers, suppliers and competitors;

•	potential contribution to the range of talent, skill and expertise needed or appropriate for our Board of Directors; and

•	ability to represent the best interests of our stockholders.
     We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a significant breadth of experience, knowledge and abilities that will enhance the quality of the Board’s deliberations and decisions and that will assist the Board of Directors in fulfilling its responsibilities. While we do not have a formal policy with regard to consideration of diversity in identifying director nominees, the Nominating and Corporate Governance Committee will take into consideration each candidate’s contribution to the Board’s overall diversity. We broadly construe diversity to mean a variety of perspectives, skills, opinions, experiences, and backgrounds, such as gender, race, and ethnicity differences, as well as other differentiating characteristics.

Communications with our Board of Directors
     Stockholders or other interested parties who desire to communicate with our Board of Directors, our presiding independent director, our independent directors or any individual director may write to:
Chair, Nominating and Corporate Governance Committee
Chromcraft Revington, Inc.
1330 Win Hentschel Boulevard, Suite 250
West Lafayette, Indiana 47906
     A letter from a stockholder should state the stockholder’s name and, if the stockholder’s shares are held in street name, evidence of the stockholder’s ownership of Company common stock. Depending on the subject matter of the letter, the Chairman of the Nominating and Corporate Governance Committee will:
•	forward the letter to the appropriate director or to the entire Board;

•	request an officer of our Company to handle the inquiry directly such as, for example, where the letter contains a request for routine information about our Company or stock transfer matters or is primarily commercial in nature; or

•	not forward the letter to any director if it relates to an improper or irrelevant topic.
     At each Board meeting, the Chairman of the Nominating and Corporate Governance Committee will present a summary of all letters received since the last Board meeting that were not forwarded to all directors and will make those letters available to any director.
Attendance at Annual Meetings
     The Board of Directors has adopted a policy that it expects all Board members to attend our annual meeting of stockholders. All incumbent directors attended the 2009 annual meeting of stockholders.
EXECUTIVE COMPENSATION
Executive Officers of our Company
     Each of our executive officers serves a term of office of one year and until his successor is duly elected and qualified, except for Mr. Butler whose term of office will expire on December 31, 2011 unless his term ends earlier as provided in his employment agreement with the Company. Set forth below is certain information about the individuals who are serving as our executive officers as of the date of this proxy statement. In our discussion of “Executive Compensation,” the officers named in the Summary Compensation Table below are referred to as Named Executive Officers. There are no family relationships among any of our directors or executive officers, and there are no arrangements or understandings between our directors and any other person which resulted in the person being elected as an executive officer.
     Ronald H. Butler, age 60, is our Chairman and Chief Executive Officer. Mr. Butler began serving in these positions on July 1, 2008. From 2004 to July, 2008, Mr. Butler served as President and Chief Executive Officer of Pet Resorts, Inc., a privately-held company that builds premium pet boarding, daycare, pet training and grooming facilities. Previously, Mr. Butler served as the Chief Executive Officer of Three Dog Bakery, Inc., a manufacturer of pet foods. Mr. Butler has held senior management positions at various companies, including PETsMART and Payless Cashways, Inc. Prior to becoming

Chairman and Chief Executive Officer of the Company, Mr. Butler served as our lead independent director and as a member of the Board’s Compensation Committee, which he chaired. He has served as a director of our Company since 2004.
     E. Michael Hanna, age 57, has served as our Senior Vice President of Sales since February, 2010 and of residential sales since August, 2008. Mr. Hanna has responsibility for all sales functions at the Company. Mr. Hanna previously held various senior management positions at subsidiaries of the Company from 1989 until 2007, including President of the Company’s Chromcraft Corporation subsidiary from 1999 until 2007. From December, 2007 until rejoining the Company in August, 2008, Mr. Hanna served as President of Karavan, Inc., which is a casual dining direct container furniture import company.
     William B. Massengill, age 52, has served as our Senior Vice President of Operations since February, 2010 and our Vice President of Operations from August, 2008 until February, 2010. Mr. Massengill is responsible for operations and supply chain activities and has other general management responsibilities at the Company. Mr. Massengill has been employed by the Company or one of its subsidiaries in various roles since 2000, including President of the Company’s Peters-Revington subsidiary from 2000 until 2008.
     Myron D. Hamas, age 54, has served as our Vice President-Finance since December, 2008 and as our Secretary since January, 2009. Mr. Hamas has been employed by the Company since 2002 and, prior to becoming our Vice President-Finance, served as the Company’s Director of Corporate Services. Previously, Mr. Hamas served as Director of Corporate Accounting at the Company. Mr. Hamas’ prior experience includes positions at KPMG LLP and other public companies.
     James M. La Neve, age 52, has served as our Vice President-Administration since July, 2009 and our Vice President and Controller from March, 2007 until May, 2008. From June, 2008 until rejoining the Company as a consultant in January, 2009, Mr. La Neve served as Vice President-Finance of Zimmer Holdings, Inc., which manufactures orthopaedic products. Prior to joining Chromcraft Revington, Mr. La Neve was employed by Raytech Corporation from 2003 until 2007, an international manufacturer of automotive and heavy-duty components, where he was named Vice President-Corporate Controller in 2005. In addition, he held the position of Interim Chief Financial Officer from 2006 until 2007. Mr. La Neve was also previously employed by CTS Corporation, a global manufacturer of electronic components, where he held a variety of senior financial positions, DePuy, Inc., a manufacturer of orthopaedic products and Arthur Young & Co., a predecessor company to Ernst & Young.
Overview of Executive Compensation
     The Compensation Committee of our Board of Directors is responsible for assisting the Board on certain compensation matters at our Company and determines the philosophy and objectives relating to overall compensation of our executive officers. Each year, this committee also establishes the base salary and the short-term and long-term incentive award opportunities for our Chief Executive Officer. Based upon the recommendations of our Chief Executive Officer, the committee also sets the base salary and the short-term and long-term incentive award opportunities for our other executive officers.
Executive Compensation Philosophy
     Our Company’s overall executive compensation philosophy strives to provide compensation that is designed to attract, retain and motivate the executives of our Company in a highly competitive business environment and in an industry and an economy that are experiencing extremely challenging times.

Under our compensation philosophy, we strive to provide incentive compensation to our executives to encourage and reward the achievement of our corporate goals.
Components of Executive Compensation
     The Compensation Committee together with our Chief Executive Officer annually reviews our executive compensation to ensure that it is competitive and is consistent with our compensation philosophy. Our compensation program consists of three primary components: base salary, short-term incentive compensation (payable in cash) and long-term incentive compensation (currently payable in restricted stock), although we have not awarded long-term incentive opportunities for our executives in the last two years because of the difficulty of establishing appropriate performance goals given the recessionary and unpredictable factors currently affecting the economy generally and our industry.
     Base Salary. Base salary is the component of our executive compensation that is payable in cash and is not subject to the achievement of any performance goals. The Compensation Committee reviews and establishes annually the base salaries of our Chief Executive Officer and our other executive officers.
     Short-term Incentive Compensation. The Compensation Committee selects the annual short-term performance goals and the levels of performance required for threshold, target and maximum annual cash bonuses under the Executive Incentive Plan for our executive officers based on input from our Chief Executive Officer and a financial plan prepared by senior management of the Company. The potential amounts of cash bonuses that may be awarded under the plan each year to our Named Executive Officers are based entirely on the achievement of the established performance goals for a particular year. The Compensation Committee selects performance goals from those listed in our Executive Incentive Plan, which was approved by our stockholders in 2007.
     The Company did not achieve the short-term performance goal established by the Compensation Committee for 2009 and, accordingly, no performance-based bonuses under our Executive Incentive Plan were paid to our executive officers. However, given the improvement in the financial performance of the Company in 2009 as compared to the operating losses of $25.9 million in 2008 and $15.3 million in 2007, the Compensation Committee determined to award discretionary cash bonuses to Mr. Butler, Mr. Hanna and Mr. Massengill in the amounts of $75,000, $37,500 and $37,500, respectively, as a recognition of the progress towards making the Company profitable again.
     Long-Term Incentive Compensation. In 2009, the Compensation Committee did not approve long-term incentive compensation award opportunities for any of our executive officers because of the difficulty of establishing appropriate performance goals with the recessionary and unpredictable factors currently affecting the economy generally and our industry. In 2010, the Board of Directors and the Compensation Committee approved incentive compensation award opportunities of shares of restricted common stock for our executive officers that are performance based and, if earned, have continued employment vesting requirements.
     Employee Benefits. Our executive officers participate in the same retirement and health plans as our other employees. For retirement, we maintain an Employee Stock Ownership and Savings Plan with a 401(k) Savings Plan component for our employees who meet certain eligibility requirements. In 2009, we allocated shares of common stock and contributed cash to the ESOP accounts of our eligible employees, including our executive officers, based on their contributions to their account in the 401(k) Savings Plan component of the Employee Stock Ownership and Savings Plan and their eligible wages. In addition, our Chief Executive Officer participates in a supplemental executive health care program that reimburses him, and his eligible dependents, for certain expenses not covered by the Company’s group health plan. We also provide an automobile or an automobile allowance to certain of our executive officers.
Summary Compensation Table
     The following table summarizes the compensation that the Company paid in 2009 to our Chief Executive Officer and our two next most highly compensated executive officers serving as of December 31, 2009. Although Mr. Butler’s employment agreement provides for a base salary of $400,000 per year, he voluntarily requested that his annual base salary be reduced by 20% (or to $320,000) effective December 1, 2008 through the end of 2009 as a cost-cutting measure for the Company.

						Non-	Nonquali-
						Equity	fied
						Incentive	Deferred
						Plan	Compen-	All Other	Total
				Stock	Option	Compen-	sation	Compen-	Compen-
Name and Principal		Salary	Bonus	Awards	Awards	sation	Earnings	sation	sation
Position (1)	Year	($)	($) (2)	($)	($)	($)	($)	($)	($)

Ronald H. Butler	2009	$320,000	$75,000	-0-	-0-	-0-	-0-	$38,872	$433,872
Chairman and Chief	2008	193,333	-0-	-0-	-0-	-0-	-0-	11,513	204,846
Executive Officer

E. Michael Hanna	2009	230,000	37,500	-0-	-0-	-0-	-0-	21,400	288,900
Senior Vice President	2008	86,889	5,000	-0-	-0-	-0-	-0-	8,009	99,898
– Sales

William B. Massengill	2009	220,000	37,500	-0-	-0-	-0-	-0-	8,550	266,050
Senior Vice President	2008	213,861	14,784	-0-	-0-	-0-	-0-	10,933	239,578
– Operations

(1)	We have entered into employment agreements with Mr. Butler and Mr. Massengill that specify a minimum base salary for each of them. Effective July 1, 2008, our Board of Directors appointed Mr. Butler as the Chairman and Chief Executive Officer of the Company. Mr. Butler was a non-employee director of the Company from 2004 until June 30, 2008.

(2)	These amounts represent discretionary cash bonuses paid to our Named Executive Officers.

Outstanding Equity Awards at Fiscal Year Ended December 31, 2009
     The following table summarizes certain information concerning outstanding equity awards at December 31, 2009 to the executive officers named in the Summary Compensation Table.

Equity Incentive
	Number of		Plan Awards:
	Securities	Number of	Number of			Number of
	Underlying	Securities	Securities			Shares of	Market
	Unexercised	Underlying	Underlying			Stock	Value of
	Options That	Unexercised	Unexercised	Option	Option	That Have	Shares That
	Are Exercisable	Options That Are	Unearned	Exercise	Expiration	Not	Have Not
Name	(#) (1)	Unexercisable (#)	Options (#)	Price ($)	Date	Vested (#)	Vested ($)
Ronald H.	10,000 (3)	-0-	-0-	$13.35	7/29/2014	-0-	-0-
Butler (2)	2,500 (4)			12.21	5/5/2015

E. Michael Hanna	-0-	-0-	-0-	-0-	-0-	-0-	-0-

William B. Massengill	10,064 (5)	-0-	-0-	12.20	2/3/2013	-0-	-0-

(1)	Although all of the stock options reported in this column are vested and presently exercisable, they had exercise prices above the closing price of our common stock on December 31, 2009.

(2)	All of the outstanding stock options for Mr. Butler were awarded to him when he served as a non-employee director of the Company prior to his appointment as our Chairman and Chief Executive Officer effective on July 1, 2008.

(3)	The vesting date of these options was July 29, 2004.

(4)	The vesting date of these options was May 5, 2005.

(5)	The vesting date of these options was February 3, 2003.
Employment Agreements
     Set forth below are brief descriptions of the material terms of the employment agreements with Messrs. Butler and Massengill. These descriptions do not purport to be complete and are qualified in their entirety by reference to each employment agreement, as filed with the Securities and Exchange Commission.
     Ronald H. Butler. We have entered into an employment agreement with Mr. Butler, our Chairman of the Board and Chief Executive Officer. The initial term of Mr. Butler’s employment under his employment agreement began on July 1, 2008 and will end on December 31, 2011. Upon the expiration of the initial term, the employment agreement will be automatically renewed on the same terms and conditions for successive one-year terms, unless Mr. Butler’s employment has been terminated earlier or unless either the Company or Mr. Butler elects not to renew the agreement at least 90 days before the end of the then-existing term.
     Under his employment agreement, Mr. Butler will serve as our Chairman and Chief Executive Officer and will have such other authority, duties and responsibilities as set forth in our By-Laws or as our Board of Directors may from time to time prescribe that are consistent with his position as Chief Executive Officer of our Company. Our Board of Directors is required to nominate Mr. Butler as one of its director nominees to be considered for election at each annual meeting of stockholders during the period of time that Mr. Butler is serving as our Chief Executive Officer.
     Under his employment agreement, Mr. Butler’s annual base salary will be not less than $400,000 per calendar year, as may be increased by the Board of Directors from time to time, although Mr. Butler voluntarily reduced his annual base salary by 20% to $320,000 per year effective as of December 1, 2008. Mr. Butler advised the Company that this voluntary reduction to his base salary was no longer in effect as of January 1, 2010. Mr. Butler is entitled to participate in all incentive compensation plans and employee benefit plans generally available to executive officers of our Company and also receives an automobile allowance of $1,500 per month. In addition, in accordance with his employment agreement, Mr. Butler received a restricted stock award opportunity under our Executive Incentive Plan of 240,000 shares of restricted common stock of the Company.
     Mr. Butler’s employment may be terminated, subject to a limited right to cure in certain circumstances, (i) by us with or without cause, (ii) by Mr. Butler with or without good reason, (iii) upon Mr. Butler’s death or disability, or (iv) by Mr. Butler in the event of a change in control of our Company. In addition, either the Company or Mr. Butler may elect not to renew the employment agreement at the end of any term.
     If Mr. Butler’s employment is terminated by us for cause or by Mr. Butler without good reason, then the Company will not, except under certain circumstances, pay Mr. Butler any severance. If Mr. Butler’s employment is terminated by us without cause or by Mr. Butler for good reason, then we will pay him a severance payment equal to two times his base salary (calculated as a monthly amount) payable in twenty-four equal monthly installments. If Mr. Butler’s employment is terminated by the Company due to death or disability, then the Company will pay Mr. Butler or his estate a single lump sum equal to his base salary (calculated as a monthly amount) for three months. If Mr. Butler terminates his employment under certain circumstances following a change in control of the Company, then he will not be entitled to a severance payment from the Company.
     If we determine not to renew the employment agreement, we will pay Mr. Butler an amount (payable in twelve equal monthly installments) equal to his base salary. If Mr. Butler determines not to renew the Employment Agreement, then he will not be entitled to a severance payment from the Company.
     The severance payments described above which are payable in monthly amounts may be reduced or eliminated entirely under certain circumstances. Upon any termination of Mr. Butler’s employment, his vested and unvested incentive compensation awards will be distributed, paid or exercisable as provided in his employment agreement, unless expressly provided otherwise in our Executive Incentive Plan or in a written agreement between our Company and Mr. Butler relating to these awards.
     In addition, under certain circumstances following a termination of Mr. Butler’s employment with us, we are required to reimburse him for the premiums associated with continuation coverage under COBRA for himself and/or his spouse and legal dependents under our group health plan for up to 18 months following his last day of employment.
     While Mr. Butler is employed by the Company and for a period of one year thereafter (or, in the event he is entitled to receive severance payments over a period of twenty-four months, then for a period of two years), the employment agreement prohibits Mr. Butler from competing against the Company or its subsidiaries or affiliates, from soliciting any customers or employees of the Company or its subsidiaries or affiliates and from requesting any customer, supplier, vendor or others doing business with the Company or its subsidiaries or affiliates to change their relationship with any of them. At all times while Mr. Butler is employed by the Company and thereafter, he is subject to certain confidentiality covenants.
     William B. Massengill. We have entered into an employment agreement with Mr. Massengill, which provides, among other items, for the employment of Mr. Massengill as an executive with our Company with such duties and responsibilities as our Chairman may prescribe. Under his employment agreement Mr. Massengill receives a base salary of $220,000 per calendar year, as may be changed by the Company.
     The initial term of Mr. Massengill’s employment under his employment agreement began on April 23, 2007 and ended on April 23, 2008. Upon the expiration of the initial term, Mr. Massengill’s employment is automatically extended on the same terms and conditions for successive one-year terms, unless the executive’s employment has been terminated earlier or unless either the Company or Mr. Massengill elects not to renew the agreement at least 90 days before the end of the then-existing term.
     Mr. Massengill is entitled under his employment agreement to participate in all employee benefit and incentive compensation plans and programs as determined by the Board of Directors or the Chairman of the Company.
     Mr. Massengill’s employment may be terminated, subject to a limited right to cure under certain circumstances, (i) by us with or without cause, (ii) by the executive with or without good reason, (iii) upon death or disability of the executive, or (iv) by the executive following a change in control of our Company. In addition, either the Company or Mr. Massengill may elect not to renew the employment agreement at the end of any term.
     If Mr. Massengill’s employment is terminated by us for cause or by him without good reason, then we will, except under certain circumstances, pay him a severance payment in a single lump sum equal to his monthly base salary for three months. If Mr. Massengill’s employment is terminated by us without cause or by him for good reason, then we will pay him a severance payment equal to his monthly base salary for a period of six months following his last day of employment with us.
     If Mr. Massengill’s employment is terminated by us upon the occurrence of a disability, then we will pay him a single lump sum equal to his monthly base salary for six months. If Mr. Massengill terminates his employment under certain circumstances following a change in control of our Company, then we will pay him a severance payment equal to his monthly base salary for a period of six months following his last day of employment with us.
     If we determine not to renew Mr. Massengill’s employment agreement, we will pay him a severance payment equal to his monthly base salary for a period of six months following his last day of employment with us. If Mr. Massengill determines not to renew his employment agreement, then we will pay him a single lump sum equal to his monthly base salary for three months.
     The severance payments described above which are payable over monthly periods may be reduced or eliminated entirely under certain circumstances.
     Upon the termination of Mr. Massengill’s employment (other than following a change in control of our Company), all outstanding awards of cash bonuses, stock options, restricted stock and other incentive compensation (whether cash or equity based) will vest and be paid or distributed to, or be exercisable by, as the case may be, him or, if applicable, his estate or authorized representative, in accordance with (i) the incentive compensation plan applicable to the award, (ii) the applicable written agreement between our Company and Mr. Massengill relating to an incentive compensation award, or (iii)

in the absence of an incentive plan or an award agreement relating to a particular award, as determined by our Board of Directors (or a committee thereof) or the Chairman of our Company. If Mr. Massengill terminates his employment under certain circumstances following a change in control of our Company, all outstanding awards of cash bonuses, stock options, restricted stock and other incentive compensation (whether cash or equity based) will vest and be paid or distributed to, or be exercisable by, as the case may be, him simultaneously with the change in control unless expressly provided otherwise in (i) the applicable incentive plan, or (ii) the applicable award agreement.
     In addition, under certain circumstances following a termination of Mr. Massengill’s employment with us, we are required to reimburse him for the premiums associated with continued coverage pursuant to COBRA for himself and/or his spouse and legal dependents under our group health plan for up to six months following his last day of employment.
     While Mr. Massengill is employed by us and for a period of six months thereafter, the employment agreement prohibits him (except under certain limited circumstances following his termination of employment) from competing against our Company or any of our affiliates, from soliciting any of our customers or employees or any of our affiliates and from requesting any customer, supplier, vendor or others doing business with us or any of our affiliates to change their relationship with any of them. At all times while Mr. Massengill is employed by us and thereafter, he is subject to certain confidentiality covenants.
Severance Agreement
     Set forth below is a brief description of the material terms of the severance agreement with Mr. Hanna. This description does not purport to be complete and is qualified in its entirety by reference to the severance agreement, as filed with the Securities and Exchange Commission.
     We entered into a severance agreement with Mr. Hanna on March 31, 2010 which terminated and superseded a prior severance agreement executed by the Company and Mr. Hanna in 2008. The severance agreement provides, among other items, for payments to be made to Mr. Hanna upon his termination of employment by the Company under certain circumstances, including following a change in control of our Company.
     The severance agreement is not an employment agreement, and Mr. Hanna is an employee-at-will of the Company. The severance benefits provided in the severance agreement are in lieu of any severance benefits that would otherwise be payable to Mr. Hanna under any severance pay policy or practice of the Company. The severance agreement may be terminated by either party upon nine months’ prior written notice to the other party or upon not less than ten days’ prior written notice to the other party after a six month period immediately following a change in control of the Company.
     If Mr. Hanna’s employment is terminated by us for cause or by him without good reason, then we will, except under certain circumstances, pay him a severance payment in a single lump sum equal to his monthly base salary for three months. If Mr. Hanna’s employment is terminated by us without cause or by him for good reason, then we will pay him a severance payment equal to his monthly base salary for a period of nine months following his last day of employment with us.
     If Mr. Hanna’s employment is terminated due to death or disability, then we will pay Mr. Hanna or his estate a single lump sum equal to his monthly base salary for three months. If Mr. Hanna terminates his employment under certain circumstances during the six month period immediately following a change in control of our Company, then we will pay him a severance payment in a single lump sum equal to his annual base salary then in effect.

     The severance payments described above which are payable over monthly periods may be reduced or eliminated entirely or suspended under certain circumstances.
     Upon the termination of Mr. Hanna’s employment, all outstanding awards of cash bonuses, stock options, restricted stock and other incentive compensation (whether cash or stock based) will vest and be paid or distributed to, or be exercisable by, as the case may be, Mr. Hanna or, if applicable, his estate or authorized representative, in accordance with (i) the incentive compensation plan applicable to the award, (ii) the applicable written agreement between our Company and Mr. Hanna relating to an incentive compensation award, or (iii) in the absence of an incentive plan or an award agreement relating to a particular award, as determined by our Board of Directors (or a committee thereof) or the Chairman of the Company.
     While Mr. Hanna is employed by the Company and for a period nine months thereafter, the severance agreement prohibits Mr. Hanna from competing against the Company or its subsidiaries or affiliates, from soliciting any customers or employees of the Company or its subsidiaries or affiliates and from requesting any customer, supplier, vendor or others doing business with the Company or its subsidiaries or affiliates to change their relationship with any of them. In the event that Mr. Hanna terminates his employment under certain circumstances during the six month period immediately following a change in control of the Company, the foregoing non-competition and non-solicitation covenants will be in effect for twelve instead of nine months. At all times while Mr. Hanna is employed by the Company and thereafter, he is subject to certain confidentiality covenants.
RELATED PARTY TRANSACTIONS
     On July 1, 2008, the Company purchased 42,000 shares of its common stock owned by Benjamin M. Anderson-Ray, the Company’s former Chairman and Chief Executive Officer, for a total purchase price equal to $156,000. The purchase price was determined based upon the average of the high and low closing prices for the stock during a period of twenty business days in June, 2008. Mr. Anderson-Ray separated from service and resigned as a director of the Company effective June 30, 2008.
     In 2009, the Company paid $140,000 to Frank T. Kane relating to severance payments in connection with Mr. Kane’s retirement on January 15, 2009 as Executive Vice President and Chief Financial Officer of the Company as well as $17,250 in payment for consulting services that Mr. Kane provided to the Company last year. In addition, in 2009, the Company paid $206,143 to Mr. Kane representing the single lump sum amount to which he was entitled under the Company’s supplemental retirement plan. The Company also paid Mr. Kane $11,667 for his normal pay for the two weeks ended January 15, 2009 and $21,538 for accrued but unused vacation.
REPORT OF THE AUDIT COMMITTEE
     The Company’s Board of Directors has a standing Audit Committee, which has a charter that is summarized above under the heading “CORPORATE GOVERNANCE AND BOARD MATTERS.” The Audit Committee has furnished the report set forth below.
     The Audit Committee reviewed and discussed with management and our independent registered public accounting firm the Company’s audited financial statements as of and for the year ended December 31, 2009. Management has the primary responsibility for our financial statements and the reporting process, including our system of internal controls. Our independent registered public accounting firm, McGladrey & Pullen, LLP, audited our financial statements as of and for the year ended December 31, 2009 and expressed an opinion that the consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of our Company and its subsidiaries as of and for such year in conformity with U.S. generally accepted accounting principles.
     The Audit Committee discussed with our independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Additionally, the Committee has received from our independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding our independent registered public accounting firm’s communications with the Committee concerning independence and has discussed with the independent registered public accounting firm their independence. The Committee relies on the information and representations provided to it by management and the registered public accounting firm.
     Based on these reviews and discussions, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission.
Members of the Audit Committee
Theodore L. Mullett, Chairman
David L. Kolb
Larry P. Kunz
John D. Swift
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General
     McGladrey & Pullen, LLP audited our financial statements as of and for the year ended December 31, 2009, and has been appointed by the Audit Committee of the Board of Directors to audit the financial statements of the Company for the year ending December 31, 2010. A representative of McGladrey & Pullen, LLP will be present at the annual meeting, will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions.
Fees to Independent Registered Public Accounting Firm
     The following table sets forth the fees billed or expected to be billed by McGladrey & Pullen, LLP to us for services performed in connection with the year ended December 31, 2009 and the fees billed by KPMG LLP for services performed in connection with the years ended December 31, 2009 and 2008.

	2009	2008
Audit fees (1)	$167,000	$322,000
Audit-related fees	-0-	-0-
Tax fees	-0-	-0-
All other fees	-0-	-0-

Total	$167,000	$322,000

(1)	Audit fees represent fees for professional services rendered in connection with the audit of our financial statements for the years ended December 31, 2009 and 2008 and the review of our financial statements included in our Quarterly Reports on Form 10-Q filed in 2009 and 2008. The 2009 audit fees include $22,000 paid to KPMG LLP for the review of our financial statements included in our Quarterly Report on Form 10-Q for the period ended April 4, 2009 and Annual Report on Form 10-K for the year ended December 31, 2009. The remaining audit fees for the year ended December 31, 2009 in the amount of $145,000 were billed or are expected to be billed by McGladrey & Pullen, LLP and are subject to increase for final billing for the audit.
     McGladrey & Pullen, LLP is permitted to provide only services to us that have been pre-approved by the Audit Committee.
Prior Independent Registered Public Accounting Firm
     On July 9, 2009, the Audit Committee approved the dismissal of KPMG LLP as the Company’s independent registered public accounting firm effective upon the engagement of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2009.
     The audit reports of KPMG LLP on the financial statements of the Company for the years ended December 31, 2008 and 2007 did not contain an adverse opinion or a disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG’s report on the consolidated financial statements of the Company and its subsidiaries as of and for the years ended December 31, 2008 and 2007 contained a paragraph stating that “As discussed in Note 1 to the consolidated financial statements, in 2008 the Company changed its method of accounting for inventory from the last-in, first-out (LIFO) method to the first-in, first-out (FIFO) method for certain businesses, and applied this change retrospectively in accordance with Statement of Financial Accounting Standards (SFAS) No. 154, Accounting Changes and Error Corrections.”
     During the two years ended December 31, 2008, and the subsequent interim period through July 9, 2009, there were no (i) disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (ii) reportable events, except that KPMG LLP advised the Company of the material weaknesses referenced in the next paragraph.
     As previously disclosed in the Company’s annual reports on Form 10-K for the years ended December 31, 2008 and 2007, management of the Company concluded that, as of December 31, 2008 and December 31, 2007, the Company did not maintain effective internal control over financial reporting. With respect to the financial statements as of and for the year ended December 31, 2008, a material weakness was identified in the Company’s internal control over financial reporting as it did not properly design a control to ensure that the costing and valuation of the inventories at one of the Company’s locations were materially correct. The Company subsequently corrected the balance of this location’s inventories prior to the issuance of the Company’s 2008 financial statements. With respect to the financial statements as of and for the year ended December 31, 2007, a material weakness was identified in the Company’s internal control over financial reporting as it did not properly design a control to ensure the assumptions used to determine the realizability of its deferred tax assets were properly evaluated. The Company subsequently corrected the balance of its deferred tax assets prior to the issuance of the Company’s 2007 financial statements.

     The Audit Committee discussed each material weakness with KPMG LLP and authorized KPMG LLP to respond fully to any inquiries of McGladrey & Pullen, LLP relating to the material weaknesses. A representative of KPMG LLP will not be present at the annual meeting.
ANNUAL REPORT AND PROXY STATEMENT
     A copy of our 2009 annual report, including our Form 10-K and audited consolidated financial statements as of and for the year ended December 31, 2009, accompanies this proxy statement. The 2009 annual report does not constitute proxy soliciting material.
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
     In addition to the advance notice requirements under our By-Laws described below, a stockholder who desires to include a proposal in our proxy soliciting materials relating to our 2011 annual meeting of stockholders must send the proposal in writing to Mr. Myron D. Hamas, our Corporate Secretary, such that we receive it at our principal executive office at 1330 Win Hentschel Boulevard, Suite 250, West Lafayette, Indiana 47906 no later than December 17, 2010. Any such proposal must be made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934.
     Stockholders desiring to make a director nomination or a proposal for any business or matter to be presented at any annual or special meeting of stockholders of the Company must comply with the advance notice procedures provided in our By-Laws. Those procedures are summarized below. A complete copy of our By-Laws was included as an exhibit to the Company’s Form 8-K filed on October 16, 2009 and is available on the Internet website of the Securities and Exchange Commission at www.sec.gov.
     Nominations for the election as directors and proposals for any business or matter to be presented at any annual or special meeting of stockholders may be made by any of our stockholders of record entitled to vote in the election of directors or on the business or matter to be presented, as the case may be, or by our Board of Directors. In order for a stockholder to make such a nomination or proposal, the stockholder must give notice thereof in writing by certified first class United States mail, return receipt requested, or by receipted overnight delivery to our Corporate Secretary. This notice must be received by us not later than the following date: (i) with respect to any annual meeting of stockholders, not less than 120 days or more than 180 days prior to the first anniversary of the date of the notice for the previous year’s annual meeting of stockholders, or (ii) with respect to any special meeting of stockholders, not more than 15 days following the date of the notice for such special meeting. No notice of any kind under this procedure is required for any nominations for the election as directors or any proposals for any business or matter made by our Board of Directors.
     Each notice given by a stockholder with respect to a nomination for election as a director must set forth for each nominee: (i) the name, age, address and telephone number of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the number of shares of stock of our Company beneficially owned by the nominee, and (iv) any arrangement according to which the nomination is made or the nominee will serve or may be elected. The stockholder making the nominations also must promptly provide any other information relating to his or her nominees as may be reasonably requested by us.
     Each notice given by a stockholder with respect to proposals for any business or other matter to be presented at any meeting of stockholders must set forth as to each matter: (i) a brief description of the business or matter desired to be presented at the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on our list of stockholders for the meeting, of the stockholder making such proposal, (iii) the class and number of shares of our stock beneficially owned by the stockholder, and (iv) any material interest of the stockholder in the proposal. The stockholder making a proposal also must promptly provide any other information relating to his proposal as may be reasonably requested by us.
     If any nomination or proposal is not made in accordance with the requirements of this notice procedure, the chairman of the annual or special meeting of stockholders at which such nomination or proposal is sought to be presented may determine that the nomination or proposal was not made in accordance with the notice procedure and, in such event, he may declare to the meeting that the defective nomination or proposal is out of order and will be disregarded and not presented for a vote of the stockholders. This notice procedure does not require the Company to hold any meeting of stockholders for the purpose of considering any nomination or proposal made by any stockholder.
DISCRETIONARY VOTING AND OTHER MATTERS
     As of the date of this proxy statement, our Board of Directors knows of no matters other than the two items of business identified in the attached Notice of Annual Meeting of Stockholders to come before the annual meeting. If other matters properly come before the annual meeting, the persons named in the enclosed form of proxy will have authority to vote pursuant to the proxy at the annual meeting in accordance with the directions of our Board of Directors or, if no directions are given, in their best judgment. In addition, the persons named in the enclosed form of proxy will have the authority to vote pursuant to the proxy on any proposal to adjourn the annual meeting of stockholders for any reason, and they will vote on any such proposal to adjourn in accordance with the directions of our Board of Directors or, if no directions are given, in their best judgment.
     The information under the heading “Report of the Audit Committee” does not constitute soliciting material and is not filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.
By Order of the Board of Directors,
Myron D. Hamas
Vice President-Finance
and Secretary
April 16, 2010

CHROMCRAFT REVINGTON, INC. This Proxy is Solicited on Behalf of the Board of Directors For use at the 2010 Annual Meeting of Stockholders The undersigned hereby appoints RONALD H. BUTLER and MYRON D. HAMAS, and each of them singly, as proxies, each having the power to act without the other and to appoint his substitute, to represent and to vote all shares of common stock of Chromcraft Revington, Inc. (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 13, 2010, and at any adjournment or postponement thereof, with all of the powers the undersigned would possess if personally present, as follows: (Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF CHROMCRAFT REVINGTON, INC. The meeting will be held on Thursday, May 13, 2010 at 11:00 a.m., Eastern Daylight Savings Time, at the Renaissance Concourse Hotel — Atlanta Airport, One Hartsfield Centre Parkway, Atlanta, Georgia 30354 For directions to the annual meeting of stockholders, please contact Myron D. Hamas, Corporate Secretary, at 765-807-2640 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS: The Notice of Annual Meeting, Proxy Statement, Proxy Card and 2009 Annual Report are available at http://materials.proxyvote.com/171117 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20530000000000000000 7 051310 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of Directors. To elect as directors the nominees named below to hold office until the 2011 annual meeting of stockholders and until their respective successors are duly elected and qualified. NOMINEES: FOR ALL NOMINEES O Ronald H. Butler O David L. Kolb WITHHOLD AUTHORITY O Larry P. Kunz FOR ALL NOMINEES O Theodore L. Mullett O John D. Swift FOR ALL EXCEPT (See instruction below) THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR EACH OF THE NOMINEES FOR DIRECTOR LISTED IN ITEM 1. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee for whom you wish to withhold voting authority, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. FOR AGAINST ABSTAIN 2 . Ratification of Appointment of McGladrey & Pullen, LLP. Ratification of the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR THE PROPOSAL LISTED IN ITEM 2. 3. Other Matters. In their discretion, on such other matters as may properly come before the annual meeting of stockholders and any adjournment or postponement thereof. This proxy will be voted as directed, but if no direction is given, this proxy will be voted FOR the election as directors of all nominees named herein and FOR the ratification of the appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2010. With respect to any other matters as may properly come before the annual meeting of stockholders, the proxies named herein will have the authority to vote on such matters and intend to vote in accordance with the directions of the Company’s Board of Directors or, if no directions are given, in their best judgment. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

CHROMCRAFT REVINGTON, INC. ESOP Component of the Employee Stock Ownership and Savings Plan Voting Instruction Card The undersigned participant in the ESOP component (the “ESOP”) of the Chromcraft Revington Employee Stock Ownership and Savings Plan hereby acknowledges receipt of a copy of (i) the Notice of Annual Meeting of Stockholders of Chromcraft Revington, Inc. (the “Company”) dated April 16, 2010, (ii) the Proxy Statement dated April 16, 2010 relating to the 2010 annual meeting of stockholders of the Company, and (iii) the 2009 Annual Report of the Company. The undersigned hereby directs Reliance Trust Company (the “Trustee”), as the directed Trustee of the ESOP, to vote all shares of common stock of the Company allocated to the undersigned’s account under the ESOP as follows with respect to the business to be presented at the 2010 annual meeting of stockholders of the Company. (Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF CHROMCRAFT REVINGTON, INC. 401(k) Component of the Employee Stock Ownership and Savings Plan The meeting will be held on Thursday, May 13, 2010 at 11:00 a.m., Eastern Daylight Savings Time, at the Renaissance Concourse Hotel - Atlanta Airport, One Hartsfield Centre Parkway, Atlanta, Georgia 30354 For directions to the annual meeting of stockholders, please contact Myron D. Hamas, Corporate Secretary, at 765-807-2640 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS: The Notice of Annual Meeting, Proxy Statement, Proxy Card and 2009 Annual Report are available at http://materials.proxyvote.com/171117 Please sign, date and mail your voting instruction card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20530000000000000000 7 051310 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of Directors. To elect as directors the nominees named below to hold office until the 2011 annual meeting of stockholders and until their respective successors are duly elected and qualified. NOMINEES: FOR ALL NOMINEES O Ronald H. Butler O David L. Kolb WITHHOLD AUTHORITY O Larry P. Kunz FOR ALL NOMINEES O Theodore L. Mullett O John D. Swift FOR ALL EXCEPT (See instruction below) THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR EACH OF THE NOMINEES FOR DIRECTOR LISTED IN ITEM 1. INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee for whom you wish to withhold voting authority , as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. FOR AGAINST ABSTAIN 2 . Ratification of Appointment of McGladrey & Pullen, LLP. Ratification of the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR THE PROPOSAL LISTED IN ITEM 2. 3. Other Matters. In their discretion, on such other matters as may properly come before the annual meeting of stockholders and any adjournment or postponement thereof. The Trustee of the 401(k) component (the “Savings Plan”) of the Employee Stock Ownership and Savings Plan will vote the shares credited to your account under the Savings Plan in accordance with the instructions received from you in a timely manner unless the Trustee’s fiduciary duties require otherwise. Any shares credited to a participant’s account under the Savings Plan for which timely voting instructions are not received will be voted by the Trustee based on directions received from the Company’s Benefit Plans Administrative Committee. Your individual voting instructions will be kept confidential by the Trustee and will not be disclosed to the Company. If your voting instructions are not received by the Trustee by close of business on May 7, 2010, or if you submit your voting instruction card without signing it or without indicating how you desire to vote, the Benefit Plans Administrative Committee will direct the Trustee how to vote the shares credited to your Savings Plan account. Signature of Participant Date: Note: Please sign exactly as your name or names appear on this voting instruction card.

CHROMCRAFT REVINGTON, INC. 401(k) Component of the Employee Stock Ownership and Savings Plan Voting Instruction Card The undersigned participant in the 401(k) component (the “Savings Plan”) of the Chromcraft Revington Employee Stock Ownership and Savings Plan hereby acknowledges receipt of a copy of (i) the Notice of Annual Meeting of Stockholders of Chromcraft Revington, Inc. (the “Company”) dated April 16, 2010, (ii) the Proxy Statement dated April 16, 2010 relating to the 2010 annual meeting of stockholders of the Company, and (iii) the 2009 Annual Report of the Company. The undersigned hereby directs T. Rowe Price Trust Company (the “Trustee”), as the directed Trustee of the Savings Plan, to vote all shares of common stock of the Company credited to the undersigned’s account under the Savings Plan as follows with respect to the business to be presented at the 2010 annual meeting of stockholders of the Company. (Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF CHROMCRAFT REVINGTON, INC. 401(k) Component of the Employee Stock Ownership and Savings Plan The meeting will be held on Thursday, May 13, 2010 at 11:00 a.m., Eastern Daylight Savings Time, at the Renaissance Concourse Hotel — Atlanta Airport, One Hartsfield Centre Parkway, Atlanta, Georgia 30354 For directions to the annual meeting of stockholders, please contact Myron D. Hamas, Corporate Secretary, at 765-807-2640 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS: The Notice of Annual Meeting, Proxy Statement, Proxy Card and 2009 Annual Report are available at http://materials.proxyvote.com/171117 Please sign, date and mail your voting instruction card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20530000000000000000 7 051310 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of Directors. To elect as directors the nominees named below to FOR AGAINST ABSTAIN hold office until the 2011 annual meeting of stockholders and until their 2. Ratification of Appointment of McGladrey & Pullen, LLP. respective successors are duly elected and qualified. Ratification of the appointment of McGladrey & Pullen, LLP as NOMINEES: the Company’s independent registered public accounting firm FOR ALL NOMINEES O Ronald H. Butler for the year ending December 31, 2010. O David L. Kolb O Larry P. Kunz THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR THE PROPOSAL WITHHOLD AUTHORITY FOR ALL NOMINEES O Theodore L. Mullett LISTED IN ITEM 2. O John D. Swift FOR ALL EXCEPT (See instruction below) 3. Other Matters. In their discretion, on such other matters as may properly come before the annual meeting of stockholders and any adjournment or postponement thereof. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR EACH OF THE NOMINEES FOR DIRECTOR LISTED IN ITEM 1. The Trustee of the 401(k) component (the “Savings Plan”) of the Employee Stock Ownership and Savings Plan will vote the shares credited to your account under the Savings Plan in accordance with the instructions received from you in a timely manner unless the Trustee’s duties as a INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” directed trustee require otherwise. Any shares credited to a participant’s and fill in the circle next to each nominee for whom you wish to withhold voting account under the Savings Plan for which timely voting instructions are not authority , as shown here: received will be voted by the Trustee based on directions received from the Company’s Benefit Plans Administrative Committee. Your individual voting instructions will be kept confidential by the Trustee and will not be disclosed to the Company. If your voting instructions are not received by the Trustee by close of business on May 7, 2010, or if you submit your voting instruction card without signing it or without indicating how you desire to vote, the Benefit Plans Administrative Committee will direct the Trustee how to vote the shares credited to your Savings Plan account. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Participant Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this voting instruction card.